Exhibit T3A-28

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

DEBORAH ELIZABETH KALSTEK
HODGSON RUSS LLP
The Guaranty Bldg. 140 Pearl St., Ste. 100
Buffalo, NY 14202

Job:C20180912-0328
September 12, 2018

Special Handling Instructions:

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Organization	20180401526-49	9/12/2018 8:56:42 AM	1	$75.00	$75.00
Initial List	20180401527-50	9/12/2018 8:56:43 AM	1	$150.00	$150.00
Business License 9/2018-9/2019	20180401527-50	9/12/2018 8:56:43 AM	1	$200.00	$200.00
Total					$425.00

Payments

Type	Description	Amount
Credit	119418|5367677998886427603013	$425.00
Total		$425.00

Credit Balance: $0.00

Job Contents:

LLC Charter	1
File Stamped Copies	2
Business License	1

DEBORAH ELIZABETH KALSTEK
HODGSON RUSS LLP
The Guaranty Bldg. 140 Pearl St., Ste. 100
Buffalo, NY 14202

050106

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180401526-49
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/12/2018 8:56 AM
	Entity Number E0428432018-1

(This document was filed electronically.)

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)

CSAC LLC

☐ Check box if a Series Limited-Liability Company

☐ Check box if a Restricted Limited-Liability Company

2. Registered Agent for Service of Process: (check only one box)

☒ Commercial Registered Agent: CORPORATE CREATIONS NETWORK INC.
Name

☐ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Dissolution Date: (optional)

Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)

Company shall be managed by: ☒ Manager(s) **OR** ☐ Member(s) (check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)

	Name	Street Address	City	State	Zip Code
1)	CHARLIE SMITH	590 MADISON AVE., 26TH FL.	NEW YORK	NY	10022
2)	KAMALDEEP THINDALL	590 MADISON AVE., 26TH FL.	NEW YORK	NY	10022
3)	JONATHAN SANDELMAN	590 MADISON AVE., 26TH FL.	NEW YORK	NY	10022

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: DEBORAH KALSTEK-SEE ATTACHED

Organizer Signature: X DEBORAH KALSTEK

Address: HODGSON RUSS LLP, 140 PEARL ST., STE. | City: BUFFALO | State: NY | Zip Code: 14202

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X CORPORATE CREATIONS NETWORK INC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 9/12/2018

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 86 DLLC Articles
Revised: 10-1-15

Articles of Organization CONTINUED Includes data thatis toe lang tofitin thefieldson the NRS 86 Form andall additional managers and organizers ENTITY NAME: CSAC LLC FOREIGN NAME NOT APPLICABLE TRANSLATION: REGISTERED AGENT| CORPORATECREATIONS NETWORK INC. NAME: STREET ADDRESS: NOT APPLICABLE MAILING ADDRESS: NOT APPLICABLE ADDITIONAL MANAGER/MEMBERS MARK SMITH 590 MADISON AVE., 26TH FL. NEW YORK, NY 10022 ADDITIONAL ORGANIZERS DEBORAH KALSTEK HODGSON RUSS LLP, 140 PEARL ST., STE. 100 BUFFALO, NY 14202 PAGE 2

— SECRETARY OF STA TE 2 LIMITED LIABILITY COMPANY CHARTER I, Barbara K. Cegavske, the Nevada Secretary of State, do hereby certify that CSAC LLC did on September 12, 2018, file in this office the Articles of Organization for a Limited Liability Company, that said Articles of Organization is now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the laws governing Limited Liability Companies in the State of Nevada. IN WITNESS WHERECOF,I have hereunto set my hand and affixed the Great Seal of State, at my office on September 12, 2018. K.Cgerabe. Barbara K. Cegavske Certified By: Electronic Filing Secretary ofState Certificate Number: C20180912-0328 oO}

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF: CSAC LLC NAME OF LIMITED-LIABILITY COMPANY SEP, 2018 TO USE BLACK INK ONLY -DO NOT HIGHLIGHT **YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov** Oo Return one file stamped copy. (If filing not accompanied by orderinstructions, file stamped copy will be sent to registered agent.) IMPORTANT: Read instructions before completing and returning this form. ..Print or type names and addresses, either residence or business, for allmanager or managin 9 members. A Manager, or if none, a Managing Member of the LLC must sign the form. FORM WILL BE RETURNED IF UNSIGNED. ..If there are additional managers or managing members, attacha list of them to this form. .. Return completed form with the fee of $150.00. A $75.00 penalty must be added for failure to file this form by the deadiine. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year. FOR THE FILING PERIOD OF SEP, 2019 eon oe. Make your check payable to the Secretary of State. > ENTITY NUMBER E0428432018-1 *100403* Filed in the office of |Document Number HickGp 20180401527-50 Filing Date and Time Sarpava K Ceenvsk® 99/12/2018 8:56 AM State of Nevada Entity Number E0428432018-1 (This document was filed electronically.) ABOVE SPACE IS FOR OFFICE USE ONLY ..State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order. on. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708. .. Form must be in the possession of the Secretary of State on or before the last day of the month in which itis due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing. ANNUAL LIST FILING FEE: $150.00 _LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late) CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW [1 Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: | | NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees. NRS 76.020 Exemption Codes 001 - Governmental Entit 006 - NRS 680B.020 Insurance Co, NAME, CHARLIE SMITH ADDRESS cITY 590 MADISON AVE., 26TH FL. MANAGER OR MANAGING MEMBER NEW YORK STATE ZIPCODE NY 10022 NAME, KAMALDEEP THINDALL MANAGER OR MANAGING MEMBER 590 MADISON AVE., 26TH FL. ADDRESS city STATE ZIP CODE 590 MADISON AVE., 26TH FL. NEW YORK NY| 10022 NAME JONATHAN SANDELMAN MANAGER OR MANAGING MEMBER ADDRESS city STATE ZIP CODE 590 MADISON AVE., 26TH FL. NEW YORK NY 10022 NAME MARK SMITH MANAGER OR MANAGING MEMBER ADDRESS ciTy STATE ZIP CODE NEW YORK NY 10022 Noneof the managers or managing membe! identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct. |declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Title xX JONATHAN SANDELMAN Signature of Manager, Managing Member or Other Authorized Signature MANAGER Date 9/12/2018 8:56:42 AM Nevada Secretary of State List ManorMem. Revised: 7-1-17

S> 1 £4> p '7E of NEN NEVADA STATE BUSINESS LICENSE CSAC LLC Nevada Business Identification # NV20181654547 Expiration Date: September 30, 2019 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. IN WITNESS WHEREOF, | have hereunto set my hand and affixed the Great Seal of State, at my office on September 12, 2018 Ballo KCgarabe, Barbara K. Cegavske Secretary of State You may verify this license at www.nvsos.gov under the Nevada Business Search. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived. ow Go